As filed with the Securities and Exchange Commission on November 3, 2004

                               FILE NO. 000-30644

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          CHINA EXPERT TECHNOLOGY, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     Nevada                              98-0348086
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(STATE OR OTHER JURISDICTION OF INCORPORATION OR     I.R.S. EMPLOYER
                  ORGANIZATION)                        IDENTIFICATION NO.

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                         Room 2703-04 Great Eagle Centre
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                                 23 Harbour Road
                               Wanchai, Hong Kong
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


                          Strategic Services Agreement
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                            (FULL TITLE OF THE PLAN)


                           Mitchell S. Nussbaum, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                            New York, New York 10154
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                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (212) 407-4159
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          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED(1)             SHARE(2)                 PRICE            REGISTRATION FEE
------------------------  --------------------  -----------------------  ---------------------  --------------------
     Common Stock,              1,101,205                $1.00                $1,101,205               $139.52
    $0.001 par value

--------------------------
(1) Consists of total number of shares reserved for issuance pursuant to the Strategic Services Agreement described herein.
(2) Based on the offering price of the securities as provided in the Strategic Services Agreement described herein.

PART I

ITEM 1.  PLAN INFORMATION

         On February 26, 2004, Expert Network (Shenzhen) Company Limited (the "Company"), a subsidiary of China Expert Technology, Inc. (the "Registrant") entered into a Strategic Services Agreement (the "Agreement") with Marco Business Limited ("Consultant"). Pursuant to the terms of the Agreement, in consideration of consulting services rendered to the Company by the Consultant, the Registrant agreed to issue 1,101,205 shares of its common stock, par value $0.001 per share (the "Common Stock") to the Consultant. The Registrant is registering the Shares on this Form S-8 registration statement as provided in the Agreement.

         The Agreement provides for the sourcing of e-government contracts by Consultant to the Company in the event that the Company engages the Consultant for the purpose of marketing and corporate communications throughout the People's Republic of China. Upon the successful execution of a contract sourced by the Consultant to the Company, the Company shall pay a commission to the Consultant payable in cash or in shares of the Registrant's common stock. The Agreement shall continue indefinitely and is subject to termination by either party upon 30 days prior written notice to the other party. A copy of the Agreement is attached hereto as Exhibit 10.1

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Registrant hereby undertakes to provide Consultant without charge, upon written or oral request with copies of all documents incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to Consultant pursuant to Rule 428(b) of the Securities Act are also available without charge upon written or oral request. Requests for documents should be addressed to the Registrant using the address listed on the cover page hereof.

         PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2003 (the "Annual Report") filed by the Registrant under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year include:

                  1. The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as amended, as filed with the Commission.

                  2. The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2004, as amended, as filed with the Commission.

                  3. The Registrant's Current Report on Form 8-K/A dated April 8, 2004, as amended, as filed with the Commission.

         The Registrant's Current Report on Form 8-K dated March 11, 2004, as amended, as filed with the Commission.

                  4. The Registrant's Current Report on Form 8-K dated February 24, 2004, as amended, as filed with the Commission.

                  5. The Registrant's Current Report on Form 8-K dated February 6, 2004, as amended, as filed with the Commission.

         (c) The description of the Registrant's common stock set forth under the caption "Description of Securities" in its 10-SB/A Registration Statement filed with the Commission on August 31, 1999, is hereby incorporated by reference.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS

         5.1      Opinion of Loeb & Loeb LLP

         10.1 Strategic Services Agreement between the Registrant and Marco Business Limited

         23.1     Consent of Loeb & Loeb LLP (contained in its opinion filed as
                  Exhibit 5.1 to this Registration Statement)

         23.2     Consent of Telford Sadovnick, P.L.L.C

         23.3     Consent of PKF

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         2. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         3. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 3rd day of November, 2004.

--------------------- ---------------------------------------------- -------------------------------------------------
Date                  November 3, 2004                               CHINA EXPERT TECHNOLOGY, INC.
--------------------- ---------------------------------------------- -------------------------------------------------

                                                                     /s/ Kung Sze Chau
                                                                     -----------------
                                                                     Kung Sze Chau
                                                                     Chief Executive Officer and Director
--------------------- ---------------------------------------------- -------------------------------------------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the
Registrant and in the capacities and on the dates indicated.
--------------------- ---------------------------------------------- -------------------------------------------------

Date                  November 3, 2004                               /s/ Kung Sze Chau
                                                                     -----------------
                                                                     Kung Sze Chau
                                                                     Chief Executive Officer and Director
--------------------- ---------------------------------------------- -------------------------------------------------

Date:                 November 3, 2004                               /s/ Zhu Xiaoxin
                                                                     ---------------
                                                                     Zhu Xiaoxin
                                                                     President and Director
--------------------- ---------------------------------------------- -------------------------------------------------

Date:                 November 3, 2004                               /s/ Jeff Cheung Ming
                                                                     --------------------
                                                                     Jeff Cheung Ming
                                                                     Chief Financial Officer
--------------------- ---------------------------------------------- -------------------------------------------------

                                  EXHIBIT INDEX


EXHIBIT  DESCRIPTION

5.1      Opinion of Loeb & Loeb LLP

10.1 Strategic Services Agreement between the Registrant and Marco Business Limited

23.1     Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit
         5.1 to this Registration Statement)

23.2     Consent of Telford Sadovnick, P.L.L.C

23.3     Consent of PKF




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